UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

November 13, 2014
(Date of Report)
(Date of earliest event reported)

JOHN WILEY & SONS, INC.
(Exact name of registrant as specified in its charter)

New York
(State or jurisdiction of incorporation)

0-11507	13-5593032
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Commission File Number	IRS Employer Identification Number
111 River Street, Hoboken NJ	07030
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Address of principal executive offices	Zip Code
Registrant’s telephone number, including area code:	(201) 748-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR   240.13e-4(c))

Item 8.01 – Other Events

Wiley announces leadership changes for Research business segment

November 13, 2014 (Hoboken, NJ) - John Wiley & Sons, Inc. (NYSE: JWa and JWb), a global provider of knowledge and knowledge-enabled solutions that improve outcomes in research, professional practice, and education, today announced changes to the leadership of its Research segment. The changes are designed to simplify the organizational structure and increase the focus on activities that drive value for authors, customers and partners in each part of the Research business.

Philip Carpenter, Senior Vice President & Managing Director, Research Communications will become a member of the Executive Leadership Team, leading the activities focused on research communication including journals, digital solutions, product innovation and marketing. Mr. Carpenter is a seasoned business leader with more than 25 years of experience in research publishing. He has led Wiley’s research journal publishing business since 2012. In his expanded role, he will report directly to Stephen Smith, President and CEO.

“The resulting strategic alignment of all journals related activity will enable a holistic approach to the prioritization of new business and technology investments, resulting in greater flexibility and faster decision making,” said Mr. Smith.

Mark Allin will assume responsibility for Research book programs in conjunction with his current responsibilities as Executive Vice President, Professional Development.

Mr. Smith continued: “Aligning the book programs from the Research and Professional Development segments will create the opportunity to explore further process and workflow harmonization while driving a consistent approach to portfolio management.”

As a result of these changes, Steven Miron will step down as Executive Vice President, Global Research and will retire from Wiley on November 30 following a 21 year career during which he made a significant contribution to the Company’s success, playing a valuable leading role in Wiley’s expansion in Asia since the mid-1990s and leading the Research segment from May 2010.

About Wiley
Wiley is a global provider of knowledge and knowledge-enabled services that improve outcomes in areas of research, professional practice, and education. Through the Research segment, the Company provides digital and print scientific, technical, medical, and scholarly journals, reference works, books, database services, and advertising. The Professional Development segment provides digital and print books, online assessment and training services, and test prep and certification. In Education, Wiley provides education solutions including online program management services for higher education institutions and course management tools for instructors and students, as well as print and digital content.

Contacts

Investors:
Brian Campbell, 201-748-6874
Investor Relations
brian.campbell@wiley.com

Media:
Linda Dunbar, 917-969-5609
Corporate Public Relations
ldunbar@wiley.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

JOHN WILEY & SONS, INC.
Registrant

By	/s/ Stephen M. Smith
Stephen M. Smith
President and Chief Executive Officer

By	/s/ John A. Kritzmacher
John A. Kritzmacher
Executive Vice President and
Chief Financial Officer

Dated: November 13, 2014